Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

August 16, 2012

Gaylord Entertainment Company

One Gaylord Drive

Nashville, Tennessee 37214

Ladies and Gentlemen:

We have acted as counsel to Gaylord Entertainment Company, a Delaware corporation (the “Company”), in connection with (a) the sale by TRT Holdings, Inc., a Delaware corporation (the “Selling Stockholder”), of 5,643,129 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Selling Stockholder’s Shares”), and (b) at the option of the Underwriter (as defined below) (the “Underwriter’s Option”), the sale by the Company of up to 846,469 additional shares of Common Stock (the “Option Shares”), in each case pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of August 13, 2012, among the Company, the Selling Stockholder and Deutsche Bank Securities Inc. (the “Underwriter”). The Selling Stockholder’s Shares and the Option Shares are collectively referred to herein as the “Securities.”

In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the automatic shelf registration statement on Form S-3ASR (File No. 333-183105) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2012 (the “Registration Statement”); (ii) the prospectus, dated August 7, 2012, which forms a part of and is included in the Registration Statement; (iii) the final prospectus supplement, dated August 13, 2012, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”); (iv) an executed copy of the Underwriting Agreement; and (v) such other records, documents, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

In such examination, we have assumed the legal capacity of all natural persons, the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the truth, accuracy and completeness of

bassberry.com

Gaylord Entertainment Company

August 16, 2012

the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, we express no opinion with respect to state securities or “blue sky” laws.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Selling Stockholder’s Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2. The Option Shares have been duly authorized and, assuming the due and proper exercise of the Underwriter’s Option in accordance with the terms of the Underwriting Agreement, the Option Shares will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement and (ii) to the use of our name therein and the related prospectus which forms a part of the Registration under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Bass, Berry & Sims PLC

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